                                                               December 11, 2000

Mr. Robert G. Burton
170 Clapboard Ridge Road
Greenwich, Connecticut 06831


Dear Bob:

         On behalf of Moore Corporation Limited (the "Company"), we are all extremely pleased that you have agreed to serve as the President and Chief Executive Officer (the "President and CEO") of the Company, effective as of the closing of the purchase of the Company's securities (the "Purchase") by Chancery Lane/GSC, L.P., in accordance with the provisions of this letter agreement (the "Agreement"), which governs the terms of your employment. You will as of the date hereof in any event become a nonexecutive employee of the Company's subsidiary Moore U.S.A. Inc. ("MUSAI"). Furthermore, the Company shall have the right to assign its obligations under this Agreement to MUSAI and treat you as an employee of MUSAI, except for actions you take as an officer of the Company and you shall remain President and CEO of the Company. We and you hereby acknowledge that your employment with the Company and MUSAI constitutes "at-will" employment and that either party may terminate this Agreement at any time, upon written notice of termination within a reasonable period of time before the effective date of the termination. With respect to the terms of your employment with the Company, you will have the customary duties, responsibilities and authorities of a chief executive officer at a corporation of a similar size and nature. You will report to the board of directors of the Company. You will also receive such office, staffing, and other assistance commensurate with that received by such other chief executive officers.

         With respect to compensation for your services as President and CEO of the Company, you will receive the following compensation and benefits, from which the Company may withhold any amounts required by applicable law:

                  (i) The Company will pay you a base salary ("Base Salary") at the rate of U.S. $900,000 per year. This Base Salary will be paid in accordance with the normal payroll practices of the Company.

                  (ii) The Company will pay you an annual bonus (the "Annual Bonus") of U.S. $2,000,000 in respect of each fiscal year of the Company in accordance with the Company's annual incentive compensation plan if the Company achieves performance objectives set forth by the board of directors of the Company (the "Board") (or any designated committee thereof) from time to time, after consultation with you to be paid on an all-or-nothing basis, provided, however, that with respect to the Company's 2001 fiscal year (which begins on January 1,

         2001 and ends on December 31, 2001), your Annual Bonus will be at least equal to U.S. $2,000,000.

                  (iii) The Company will provide you with an automobile allowance of $1,500 per month (and any related expenses) and will pay all dues for your membership in the country / social club of your choice and any fees related to business purposes. In addition, you will be immediately eligible to participate in any nonqualified pension plans (with no waiting period) and qualified plans, if any (subject to applicable waiting periods), in which the senior executive officers of the Company customarily participate.

                  (iv) Further, with respect to any relocation expenses you may incur relating to the commencement of your employment with the Company in [Chicago/Toronto], the Company will reimburse you for all such reasonable expenses. Such expenses will be reimbursed upon presentation by you from time to time of appropriately itemized and approved (consistent with the Company's policy) accounts of such expenditures.

         If the Company terminates your employment as President and CEO without Cause, as defined in Annex A, or if you terminate your employment for Good Reason, as defined in Annex A, the Company will pay you in a cash lump sum, an amount equal to two times your Annualized Total Compensation, subject to the execution by you of a customary release. Your rights of indemnification under the Company's and MUSAI's organizational documents, any plan or agreement at law or otherwise and your rights thereunder to director's and officer's liability insurance coverage for, in both cases, actions as an officer and director of the Company and its affiliates shall survive any termination of your employment. "Annualized Total Compensation" means Base Salary plus Annual Bonus (as if all necessary targets and objectives were met) for one year at the rate in effect immediately before termination. If the Company terminates your employment without Cause, or if you terminate your employment for Good Reason, following a Change in Control, as defined in Annex A, such amount will be increased to three times rather than two times Annualized Total Compensation and, if applicable, you will be entitled to receive Gross-Up Payments as described in Annex B. The payments under this paragraph are in lieu of any notice requirements of any Canadian national or provincial law. In the event of any termination, you agree to resign as an officer and director of the Company and its affiliates.

         Notwithstanding the immediately preceding paragraph, in the event that the closing of the Purchase does not occur on or prior to January 31, 2001, either the Company or you may terminate this Agreement upon written notice of termination and (a) the Company's only obligations hereunder to you (including with respect to the matters addressed in the following paragraph) will be pursuant to clauses (i), (iii) and (iv) above for the time period of your employment and pursuant to your rights of indemnification under the Company's and MUSAI's organizational documents, any plan or agreement at law or otherwise and your rights thereunder to director's and officer's liability insurance coverage for, in both cases, actions as an officer and director of the Company and its affiliates, and (b) you shall have no further obligations to the Company, including your not being subject to the noncompete or nonsolicitation provision set forth below, other than with regard to the confidentiality and disparagement provisions set forth below.

         In addition, effective immediately, subject to the approval by the Toronto Stock Exchange, you will be granted options (the "Initial Grant") to purchase an aggregate of 1,000,000 non-voting preference shares (the "Preference Shares") to be issued by the Company and having the terms set forth in Annex C. The Company represents and warrants that all necessary corporate action has been taken to authorize the Preference Shares and their issuance. In the event that the Toronto Stock Exchange fails to approve the Initial Grant but the Purchase does occur on or prior to January 31, 2001, the Company agrees to immediately provide you with a grant of stock appreciation rights with the same intended economic benefit in lieu of such Initial Grant. Each year, you will also be considered by the Board or the applicable committee thereof to receive options to purchase at least 200,000 Common Shares under the Company's stock option plan, with an exercise price equal to the then fair market value per Common Share. All options, including the Initial Grant, will vest 25 percent over four years, beginning on January 3, 2002 and then on each succeeding anniversary of the date the options are granted provided you are then employed; and provided further that all options and stock appreciation rights granted pursuant to the first sentence of this paragraph shall immediately vest if the Company terminates your employment as President and CEO without Cause.

         You agree (i) that at all times both during and after your employment, you will respect the confidentiality of Company's and its affiliates' confidential information and will not disparage the Company and its affiliates or their officers, directors or employees, and (ii) during your employment and for one (1) year thereafter, you will not (a) accept a position with, or provide material services to, an entity that competes with a portion of the Company's business representing more than 15% of the Company's revenues on the date of your departure, (b) solicit or hire, or assist others in the solicitation or hiring of, the Company's employees or (c) interfere with the Company's business relationships with any material customers or suppliers.

         All notices or communications under this Agreement must be in writing, addressed; (i) if to the Company, to the Company Secretary's attention at the Company's address first written above and (ii) if to you, at your address first written above (or to any other addresses as either party may designate in a notice duly delivered as described in this paragraph). Any notice or communication shall be delivered by telecopy, by hand or by courier. Notices and communications may also be sent by certified or registered mail, return receipt requested, postage prepaid, addressed as above and the third business day after the actual date of mailing shall constitute the time at which notice was given.

         Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement that cannot be resolved by you and the Company, including any dispute as to the calculation of any payments hereunder, and the terms of this Agreement, shall be determined by a single arbitrator in New York City, New York, in accordance with the rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding and may be entered in any court of competent jurisdiction. This Agreement shall be interpreted in accordance with the laws of New York. The arbitrator may award the party he determines has prevailed in the arbitration any legal fees and other fees and expenses which may be incurred in respect of enforcing its respective rights under this Agreement.

         This Agreement may be executed in counterparts. This Agreement is our full agreement and may not be modified or terminated orally.

         If the foregoing terms and conditions are acceptable and agreed to by you, please sign on the line provided below to signify such acceptance and agreement and return the executed copy to the undersigned.

                                       MOORE CORPORATION LIMITED



                                       By: Thomas E. Kierans
                                           -----------------------------
                                           Name: Thomas E. Kierans
                                           Title:  Chairman



Accepted and Agreed this 11th day of December, 2000

        Robert G. Burton
---------------------------------
Robert G. Burton

                                                                         ANNEX A

                                   DEFINITIONS

         a. "CAUSE" means (i) the willful and continued failure of Executive to perform substantially his duties with the Company (other than any such failure resulting from Executive's incapacity due to physical or mental illness or any such failure subsequent to Executive being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company) after a written demand for substantial performance is delivered to Executive by the Board which specifically identifies the manner in which the Board believes that Executive has not substantially performed Executive's duties, (ii) the willful engaging by Executive in illegal conduct or misconduct which is demonstrably and materially injurious (monetarily or otherwise) to the Company or its affiliates, (iii) any misappropriation, fraud or breach of fiduciary duty with regard to the Company or its affiliates or any of the assets of the Company or its affiliates (other than good faith expense account disputes), (iv) conviction of, or the pleading of nolo contendere with regard to, a felony or any crime involving fraud, dishonesty or moral turpitude, or (v) refusal or failure to attempt in good faith to follow the written direction of the Board promptly upon receipt of such written direction. A termination for Cause after a Change of Control shall be based only on events occurring after such Change of Control; provided, however, the foregoing limitation shall not apply to an event constituting Cause which was not discovered by the Company prior to a Change of Control. For purpose of this paragraph (b), no act or failure to act by Executive shall be considered "willful" unless done or omitted to be done by Executive in bad faith and without reasonable belief that Executive's action or omission was in the best interests of the Company or its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. Cause shall not exist unless and until the Company has delivered to Executive a copy of a resolution duly adopted by three-quarters (3/4) of the entire Board (excluding Executive if Executive is a Board member) at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board an event set forth in clauses (i) or (ii) has occurred and specifying the particulars thereof in detail, provided that the Company may suspend the Executive with pay (without it being Good Reason) pending such meeting. The Company must notify Executive of any event constituting Cause within ninety (90) days following the Company's knowledge of its existence or such event shall not constitute Cause under this Agreement.

         b. "CHANGE IN CONTROL" means the occurrence of any one of the following events:

                  (i) individuals who, on the date of this Agreement, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director pursuant to the Debenture Purchase Agreement of December 11, 2000, between Moore

                                                                         ANNEX A


         Corporation Limited and Chancery Lane/GSC Investors, L.P., or subsequent to the date of this Agreement, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

                  (ii) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), (E) pursuant to any acquisition or ownership by Robert G. Burton (the "Executive") or any group of persons including Executive (or any entity controlled by Executive or any group of persons including Executive), or (F) pursuant to an acquisition or ownership by Ted Ammon or Greenwich Street Capital Partners or any group of persons including Ted Ammon or Greenwich Street Capital Partners (or any entity controlled by Ted Ammon or Greenwich Street Capital Partners or any group of persons including Ted Ammon or Greenwich Street Capital Partners);

                  (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business

                                                                         ANNEX A


         Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) other than persons set forth in (A) through (F) of paragraph (ii) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction");

                  (iv) the closing of a sale of all or substantially all of the Company's assets, other than to an entity or in a manner where the voting securities immediately prior to such sale represent directly or indirectly after such sale at least 50% of the voting securities of the entity acquiring such assets in approximately the same proportion as prior to such sale; or

                  (v) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

         Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

         c. "GOOD REASON" means, without Executive's express written consent, the occurrence of any of the following events:

                  (i) the assignment to Executive of any duties or responsibilities (including reporting responsibilities) that is inconsistent in any material and adverse respect with Executive's position(s), duties, responsibilities or status with the Company or any material and adverse diminution of such duties or responsibilities (other than temporarily while incapacitated because of physical or

                                                                         ANNEX A


         mental illness) or (B) a material and adverse change in Executive's titles or offices (including, if applicable, membership on the Board) with the Company;

                  (ii) a reduction by the Company in Executive's rate of annual base salary or annual target bonus opportunity (including any material and adverse change in the formula for such annual bonus target) as the same may be increased from time to time thereafter;

                  (iii) any requirement of the Company that Executive (A) be based anywhere more than fifty (50) miles from the office where Executive establishes the United States executive offices of the Company, it being recognized that Executive will also have an office in the Toronto area of Canada;

                  (iv) any material breach of the Agreement by the Company.

         Notwithstanding anything herein to the contrary, termination of employment by Executive for any reason during the 30-day period commencing one
(1) year after the date of a Change in Control shall constitute Good Reason.

         Notwithstanding the foregoing, a Good Reason event shall not be deemed to have occurred if the Company cures such action, failure or breach within ten
(10) days after receipt of notice thereof given by Executive. Executive's right to terminate employment for Good Reason shall not be affected by Executive's incapacities due to mental or physical illness and Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any event or condition constituting Good Reason; provided, however, that Executive must provide notice of termination of employment within ninety (90) days following Executive's knowledge of an event constituting Good Reason or such event shall not constitute Good Reason under this Agreement.

                                                                         ANNEX B

                                Gross-Up Payments

         (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Company (or any of its affiliated entities) or any entity which effectuates a Change in Control (or any of its affiliated entities) to or for the benefit of Executive (whether pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Annex
B) (the "Payments") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Company shall pay to Executive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. For purposes of determining the amount of the Gross-up Payment, the Executive shall be deemed to (i) pay federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Gross-up Payment is to be made, and (ii) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Notwithstanding the foregoing, any amounts includable as parachute payments as a result of Executive's ownership in the Company through an interest in Chancery Lane/GSC Investors, L.P. or a similar investment vehicle shall not be treated as parachute payments for purposes of this Annex B and calculation of the Gross-Up Payment.

         (b) Subject to the provisions of Paragraph (a) of this Annex B, all determinations required to be made under this Annex B, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determinations, shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in Control (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within thirty (30) business days of the receipt of notice from the Company or the Executive that there has been a Payment, or such earlier time as is requested by the Company (collectively, the "Determination"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, Executive may appoint another nationally recognized public accounting firm to make the determinations required under this Annex B (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company and the Company shall enter into any agreement reasonably requested by the Accounting Firm in connection with the performance of the services hereunder. The Gross-up Payment under this Annex B with respect to any Payments shall be made no

                                                                         ANNEX B


later than sixty (60) days following such Payment. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion to such effect, and to the effect that failure to report the Excise Tax, if any, on Executive's applicable federal income tax return (based on substantial authority) will not result in the imposition of a negligence or similar penalty. The Determination by the Accounting Firm shall be binding upon the Company and Executive, except as provided hereafter. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the Determination, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment") or Gross-up Payments are made by the Company which should not have been made ("Overpayment"), consistent with the calculations required to be made hereunder. In the event that the Executive thereafter is required to make payment of any Excise Tax or additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) shall be promptly paid by the Company to or for the benefit of Executive. In the event the amount of the Gross-up Payment exceeds the amount necessary to reimburse the Executive for his Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made and any such Overpayment (together with interest at the rate provided in Section 1274(b)(2) of the Code) shall be promptly paid by Executive (to the extent he has received a refund if the applicable Excise Tax has been paid to the Internal Revenue Service) to or for the benefit of the Company. Executive shall cooperate, to the extent his expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax and the Executive shall permit the Company to control issues related to the Excise Tax (at its expense) to permit a representative of the Company to accompany the Executive to any conference with any taxing authority and to promptly deliver to the Company copies of any written communications and summaries of any verbal communications with any taxing authority regarding the Excise Tax.

                                                                         ANNEX C

                          PREFERENCE SHARES TERM SHEET

ISSUER:                     The Company.

DIVIDENDS:                  Each Preference Share will be entitled to a
                            non-cumulative preferential annual dividend of Cdn
                            $.001, payable annually from and after the date of issuance, and also shall receive any dividend paid on a Common Share.

LIQUIDATION PREFERENCE:     Upon the liquidation and winding up of the
                            corporation, each Preference Share will be entitled to a distribution from the Company's assets (in preference to any distribution being made on the Common Shares) of Cdn $.001 and thereafter shall participate on a share-for-share basis with the Common Shares.

VOTING RIGHTS:              The Preference Shares will be non-voting; the holder
                            will irrevocably waive any class voting rights which may be waived under applicable law and will otherwise irrevocably agree to exercise any remaining class voting rights in accordance with the recommendation of the Board.

TRANSFER:                   Neither the options received in the Initial Grant
                            (the "Options"), nor the Preference Shares received upon exercise thereof, will be transferable by the holder.

EXERCISE PRICE:             The Options will have an exercise price of Cdn. $__
                            per share (the "Exercise Price").

CASH-OUT RIGHT:             The Options will contain a cash-out provision
                            permitting the holder to receive, at his election and in lieu of the delivery of Preference Shares, an amount with respect to each Preference Share equal to the positive difference between the Current
                            Market Value per Preference Share (as defined below) and the Exercise Price; the Current Market Value per
                            Preference Share shall be equal to the closing price per Common Share on the trading day immediately prior to exercise on the principal stock exchange
                            (which shall be the Toronto Stock Exchange as long as the Common Shares are listed thereon) on which the Common Shares are then listed, or if not so listed, shall be conclusively

                                                                         ANNEX C


                            deemed to be equal to the closing price of a Common Share as is applicable under the Company's customary form of option grant and the plans relating thereto.

ANTI-DILUTION PROTECTIONS:  The Options will be subject to anti-dilution and similar adjustments under the circumstances provided in the Company's customary form of option grant agreement and the plans relating thereto.

CONVERSION TO NON-          In the event that, at the time of exercise of an
VOTING COMMON:              Option, the holder of an Option elects to receive
                            Preference Shares and the Company then has an authorized class of non-voting common shares, the Preference Shares issued upon the exercise of an Option shall automatically convert into such class of non-voting shares (on a share-for-share basis) immediately upon such exercise (and in such event, the cash-out provision described above shall not be applicable with respect to the non-voting Common
                            Shares delivered).

EXPIRATION:                 Each Option will expire immediately prior to the
                            tenth anniversary of the date of the grant thereof or under the circumstances relating to expiration upon a separation of employment provided in the Company's customary form of option grant agreement and the plans relating thereto.



                                      C-2